Exhibit 3.11

[front of certificate]

CLASS A-1 COMMON SHARES OF BENEFICIAL INTEREST
PAR VALUE $0.01

Number		Shares
ARCHSTONE-SMITH OPERATING TRUST

FORMED UNDER THE LAWS OF THE STATE OF MARYLAND		THIS CERTIFICATE IS TRANSFERABLE IN ENGLEWOOD, CO

CUSIP __________ SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

THIS CERTIFIES THAT                                           IS THE OWNER OF
fully paid and nonassessable Class A-1 Common Shares of Beneficial Interest, $0.01 par value per share ("Units"), of Archstone-Smith Operating Trust, a real estate investment trust formed under the laws of the State of Maryland (the "Trust"), transferable only on the books of the Trust by the holder hereof in person or by the holder's duly authorized Attorney upon surrender of this Certificate properly endorsed.

     The Units evidenced by this Certificate are subject to the Bylaws of the Trust and the Declaration of Trust, each as amended and supplemented from time to time, such Declaration of Trust being filed and of record with the State Department of Assessments and Taxation of Maryland. The holder hereof has no interest, legal or equitable, in any specific property of the Trust.

     This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

Dated:

[Facsimile signature] Secretary
[SEAL]
[Facsimile signature] Chairman of the Board	Countersigned and Registered: ARCHSTONE-SMITH OPERATING TRUST, Transfer Agent and Registrar

By:
Authorized Signature

[reverse of certificate]

IMPORTANT NOTICE

               THE DECLARATION OF TRUST, AS AMENDED AND SUPPLEMENTED, ON FILE IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, SETS FORTH A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 8-203(d) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO (A) ALL OF THE DESIGNATIONS, PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION, AND OTHER RELATIVE RIGHTS OF THE UNITS OF EACH CLASS OF UNITS AUTHORIZED TO BE ISSUED AND (B) THE AUTHORITY OF THE BOARD OF TRUSTEES TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE UNITS OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET AND THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF PREFERRED UNITS. THE TRUST WILL FURNISH A COPY OF SUCH STATEMENT TO ANY HOLDER OF UNITS WITHOUT CHARGE ON REQUEST TO THE TRUST AT ITS PRINCIPAL PLACE OF BUSINESS.

          The Units evidenced by this Certificate are subject to restrictions on transfer as described in Annex A to the Declaration of Trust, as amended and supplemented. The Trust will furnish a full statement of the restrictions on transfer to any holder of Units without charge on request to the Trust at its principal place of business.

          THE DECLARATION OF TRUST PROVIDES THAT BY ACCEPTING THE TRANSFER OR ANY PREFERRED OR COMMON UNITS, WHETHER OR RECORD OR BENEFICIALLY, A UNITHOLDER AGREES TO BE BOUND BY THE PROVISIONS OF ANNEX A OF THE DECLARATION OF TRUST, AS AMENDED AND SUPPLEMENTED, AS FULLY AS IF SUCH UNITHOLDER HAD EXECUTED A SHAREHOLDERS AGREEMENT CONTAINING SUCH PROVISIONS. THE TRUST MAY CONDITION THE TRANSFER AND RECORDATION OF ANY CHANGE IN THE RECORD OWNERSHIP BY THE EXECUTION BY ANY PURPORTED UNITHOLDER OF AN INSTRUMENT IN WHICH THE HOLDER AGREES TO ALL OF SUCH PROVISIONS. SEE ARTICLE II, SECTION 21, ANNEX A OF THE DECLARATION OF TRUST, AS AMENDED AND SUPPLEMENTED, FOR A FULL STATEMENT OF THESE PROVISIONS.

          UNDER CERTAIN CIRCUMSTANCES, HOLDERS OF UNIT MAY BECOME OBLIGATED TO MAKE ADDITIONAL PAYMENTS TO THE TRUST OR RETURN TO THE TRUST AMOUNTS PREVIOUSLY DISTRIBUTED. SEE SECTIONS 2.2, 5.5, 8.5 AND 11.3 OF ANNEX A OF THE DECLARATION OF TRUST, AS AMENDED AND SUPPLEMENTED, FOR A FULL STATEMENT OF THESE PROVISIONS.

NOTICE OF REDEMPTION

     The undersigned hereby irrevocably (i) redeems ____________________ Units in accordance with the terms of Annex A to the Declaration of Trust of the Trust, as amended, and the Redemption Right referred to therein, (ii) surrenders such Units and all right, title and interest therein and (iii) directs that the Cash Amount or Shares Amount (as determined by the Trustee) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve such redemption or surrender.

Dated:_________________________________________________________________

Fill in for registration of Shares and/or Certificates if to be issued otherwise than to Holder:

______________________________________________________________________

Name
___________________________________________________________________

Address
_____________________________________________________________________

_____________________________________________________________
Signature of Holder must conform in all respects to the name of the Holder appearing on the face hereof in every particular, without alteration or any change whatever.

Signature Guaranteed by: _____________________________________________________________________

_____________________________________________________________________
(Social Security or Other Taxpayer Identifying Number of Assignee of Shares)

_____________________________________________________________________

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COMM	-	as tenants in common	UNIF GIFT MIN ACT- _______________________________________________
TEN ENT	-	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act
JT TEN	-	as joint tenants with the right of survivorship and not as tenants in common	_________________________________ (State)
UNIF TRF MIN ACT- _________________________________________
(Cust) (Minor) (until age ___) under Uniform Transfers to Minors Act
_________________________________ (State)

Additional abbreviations may also be used though not in the above list.

  For Value Received, ___________________________________________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

__________________________________________________________________________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________________ Attorney to transfer the said Units on the books of the Trust with full power of substitution in the premises.

Dated_________________

                        _______________________________________________________________
                        Notice: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, on any change whatever.